      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1999
                                                 REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM SB-2
                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                      MODERN MEDICAL MODALITIES CORPORATION
           (Name of small business issuer as specified in its charter)
                                  ------------

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

         NEW JERSEY                         8071                        22-3059258
(State or other jurisdiction of  (Primary Standard Industrial    (IRS Employer I.D. No.)
incorporation or organization)   Classification Code Number)
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                                   -----------
                            1719 ROUTE 10, SUITE 117
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 538-9955
          (Address and telephone number of principal executive offices and principal place of business)
                                   -----------

                            ROGER FINDLAY, PRESIDENT
                      MODERN MEDICAL MODALITIES CORPORATION
                            1719 ROUTE 10, SUITE 117
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 538-9955
                              (973) 267-7359 (FAX)

           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENTS FOR SERVICE)
                                   ----------
                                   COPIES TO:
                                   ----------


                             JAY M. KAPLOWITZ, ESQ.
                        GERSTEN, SAVAGE & KAPLOWITZ, LLP
                         101 EAST 52ND STREET, 9TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 752-9700
                              (212) 752-9713 (FAX)

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /x/

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Pre-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New Jersey on September 22, 1999.

                                    MODERN MEDICAL MODALITIES CORPORATION

                                     By: /s/ Roger Findlay
                                         ---------------------------------------
                                             Roger Findlay
                                             President and Chairman of the Board


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         We, the undersigned officers and directors of MODERN MEDICAL MODALITIES CORPORATION hereby severally constitute and appoint Roger Findlay, our true and lawful attorney-in-fact and agent with full power of substitution for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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SIGNATURE                                                     TITLE                     DATE
---------                                                     -----                     ----

 /s/ Roger Findlay                                   Chairman and President             September 22, 1999
----------------------------------------
        Roger Findlay

 /s/ Jan Goldberg                                    Vice President,
----------------------------------------             Principal Accounting               September 22, 1999
      Jan Goldberg                                   Officer, Treasurer and Director

 /s/ Gregory Maccia                                  Vice President, Secretary
----------------------------------------             and Director                       September 22, 1999
      Gregory Maccia

 /s/                                                 Director                           September __, 1999
----------------------------------------
      Fred Mancinelli

 /s/                                                 Director                           September __, 1999
----------------------------------------
      Carl Gideon

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